UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE BRIAN H. CORP.
                                                (Name of small business issuer
in its charter)



       Nevada
6770                                   11-327-0747
(State or jurisdiction   (Primary Standard Industrial             (I.R.S.
Employer
of incorporation or      Classification Code Number)            Identification
No.)
organization)

 63 Wall Street, Suite 1801, New York, NY 10005          (212) 344-1600
     (Address and telephone number of principal executive offices)

63 Wall Street, Suite 1801, New York, NY 10005
            (Address of Principal place of business or intended principal place of business)

Joel Schonfeld, 63 Wall Street, Suite 1801, New York, NY  (212)
344-1600
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

          By:  Schonfeld & Weinstein, L.L.P.
                         63 Wall Street, Suite 1801
                         New York, New York 10005


          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                      CALCULATION OF REGISTRATION FEE



No registration fee is due on a Reconfirmation Offering under Rule 419.

Cross Reference Sheet Pursuant to Rule 404 (c)
Showing the Location In Prospectus of
Information Required by Items of Form SB-2


  Part I.    Information Required in Prospectus

  Item
   No.           Required Item                         Location or Caption


  1.     Front of Registration Statement       Front of Registration
         and Outside Front Cover of            Statement and outside
      Prospectus                                front cover of Prospectus

  2.     Inside Front and Outside Back       Inside Front Cover Page
        Cover Pages of Prospectus             of Prospectus and Outside
                                              Front cover Page of
                                              Prospectus

  3.     Summary Information and Risk     Prospectus Summary;
         Factors                          High Risk Factors

  4.     Use of Proceeds                      Use of Proceeds

  5.     Determination of Offering             Prospectus Summary -
         Price                                 Determination of
                                              Offering Price; Risk
                                              Factors
  6.     Dilution                             Not Applicable

  7.     Selling Security Holders               Not Applicable

  8.     Plan of Distribution                      Not Applicable

  9.     Legal Proceedings                       Legal Proceedings

 10.     Directors, Executive Officers,        Management
     Promoters and Control Persons

 11.     Security Ownership of Certain         Principal Shareholders
           Beneficial Owners and Management

Part I     Information Required in Prospectus    Caption in Prospectus

 12.     Description of Securities             Description of Securities

 13.     Interest of Named Experts and    Legal Opinions; Experts
         Counsel

 14.     Disclosure of Commission Position     Statement as to
         on  Indemnification for Securities   Indemnification
         Act Liabilities

 15.     Organization Within Last            Management, Certain
               Five Years                    Transactions

 16.     Description of Business              Business


 17.     Management's Discussion and     Management's Discussion and
         and Analysis or Plan of         Analysis
         Operation

 18.     Description of Property               Not Applicable

 19.     Certain Relationships and Related     Certain Transactions
                      Transactions

 20.     Market for Common Stock and       Prospectus Summary
     Related Stockholder Matters

 21.     Executive Compensation                 Executive Compensation

PROSPECTUS

THE BRIAN H. CORP.
(a Nevada corporation)

RECONFIRMATION OFFER

     This Prospectus relates to the Reconfirmation Offer of 12,500 shares of The Brian H. Corp. ("Brian") sold in Brian's initial public offering (the "Shares" or "Common Stock"). Pursuant to Rule 419 ("Rule 419") of the Securities Act of 1933, as amended (the "Securities Act"), shareholders representing at least 80% of Brian's maximum offering proceeds ($40,000) must elect to reconfirm their investments (the "Reconfirmation Offer"). (See "INVESTORS RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419"). Such shareholders will vote on the Reconfirmation Offer, as described in the post-effective amendment to Form SB-2. The 80% shall be measured 20 days from the effective date of this Prospectus. Once an investor has sent his/her Letter of Reconfirmation to Brian, such Letter of Reconfirmation may not be revoked.

     Pursuant to an agreement and plan of Acquisition between Brian and Frama S.r.l., a corporation organized and existing under the laws of Italy ("Frama"), dated December 10, 1996 (the "Acquisition Agreement"), 100% of Frama shall be acquired by Brian on the Effective Date (as defined in the Acquisition Agreement) and Frama will be a wholly owned subsidiary of Brian. Thus, all Frama quota holders shall become shareholders of Brian as a result of the Acquisition.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" COMMENCING
 AT PAGE


THE BRIAN SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Brian has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the common shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Frama and the shares of common stock offered hereby, reference is made to the Registration Statement, exhibits and schedules.

     Additional information, as it relates to Brian is available upon request from Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005; and as it relates to Frama, is available upon request from Mr. Ettore Cesaraccio, SGI Capital Corp., 767 Fifth Avenue, New York, New York 10022.

No. Of Shares    No. Of Shares
sold in initial  sold in initial  Price Per  Gross Proceeds  Proceeds  Net
public offering  public offering  Share      to the Company  paid out  proceeds
                                                             for        in
                                                             expenses  escrow


12,500          12,500             $4.00     $50,000        $5,000(1)  $45,000



(1)Only $2,400 of this amount has been expended. The remaining $2,600 remains in a separate account.



The Date of this Prospectus is

The following are the Company's expenses for its initial public offering(1):


Escrow Fee....................................................$      250.00
Securities and Exchange Commission Registration Fee...........$      100.00
Legal Fees....................................................$   12,000.00
Accounting Fees...............................................$    1,000.00
Printing and Engraving........................................$      500.00
Blue Sky Qualification Fees and Expenses......................$    1,000.00
Miscellaneous.................................................$     600.00
Transfer Agent Fee............................................$     300.00

TOTAL.........................................................$ 15,750.00

The following are the Company's estimated expenses for the reconfirmation offering:

Securities and Exchange Commission Registration Fee...........$       0
Legal Fees....................................................$ 30,000.00(2)
Accounting Fees...............................................$ 20,000.00(2)
Printing and Engraving........................................$  2,500.00(2)
Miscellaneous.................................................$      500.00(2)
Transfer Agent Fees...........................................$   1,500.00(1)

TOTAL.........................................................$ 54,500.00



(1) Have been/will be paid by the Company
(2) Have been/will be paid by Frama





ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

     Frama s.r.l. is a corporation organized under the laws of Italy and maintains its principal place of business in Milan, Italy and holds all of its assets outside of the United States. Frama has appointed SGI Capital Corp., 767 Fifth Avenue, New York, New York 10153 as its agent in the United States upon whom service of process against it may be made for matters relating to this offering. SGI Capital Corp., a New York corporation, is a private investment firm. It is not a registered broker-dealer or a registered investment adviser. It is uncertain whether the courts in the jurisdiction where Frama's property is located would enforce either (I) a judgment obtained in a court in the United States in an action against Frama predicated upon the civil liability provisions of the Federal securities laws or (ii) liabilities, in an original action, predicated solely upon the Federal securities laws.

 .
TABLE OF CONTENTS

                                                       Page #

PROSPECTUS SUMMARY

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION
    UNDER RULE 419

RISK FACTORS

ACQUISITION

USE OF PROCEEDS

SELECTED FINANCIAL DATA

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
    CONDITION AND RESULTS OF OPERATIONS

BUSINESS

MANAGEMENT

CERTAIN TAX CONSIDERATIONS

DESCRIPTION OF SECURITIES

PRINCIPAL SHAREHOLDERS

CERTAIN TRANSACTIONS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

THE BRIAN H. CORP. FINANCIAL STATEMENTS

FRAMA, S.R.L.  FINANCIAL STATEMENTS

 THE BRIAN H. CORP. AND FRAMA, S.R.L.
     FORMA CONDENSED BALANCE SHEET
          PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this Prospectus and is qualified by the more detailed information and consolidated financial statements (including notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors". Unless otherwise indicated, the capital structure, the number of shares outstanding and the per share data and information in this Prospectus have been adjusted to give effect to the Merger described herein.

The Brian H. Corp.

     The Brian H. Corp. ("Brian") was incorporated in the State of Nevada on January 23, 1995 for the sole purpose of acquiring or merging with an unspecified operating business. Brian has no operating assets and has not engaged in any business activities, other than to seek out and investigate other businesses for potential merger or acquisition.

     On October 23, 1995, Brian commenced a "blank check" offering pursuant to Rule 419 ("Rule 419") promulgated under the Securities Act of 1933, as amended, which generated $50,000 in gross proceeds from approximately 75 different investors (the "Rule 419 Investors"). Pursuant to Rule 419, all of the gross proceeds from that offering, less 10%, and the Brian Shares purchased by the Rule 419 Investors, are being held in escrow pending (I) distribution of a prospectus to each of them describing any prospective business acquisition by Brian and (ii) the subsequent confirmation by the holders of at least 80% of the shares owned by the Rule 419 Investors that they elect to remain investors. (See "INVESTORS RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419").

     The executive offices of Brian are located at 63 Wall Street, Suite 1801, New York, New York 10005. The telephone number is (212) 344-1600.

Frama S.r.l.

     Frama S.r.l. was incorporated in Italy under  Section 149133, File 3783
of the Law of the Republic of Italy. Italian law on              1994.  The
sole business of the company is the acquisition of trademarks. The company currently holds two trademarks, Fantic Motor trademark and Garelli trademark. Both trademarks related to motorcycles produced by Fantic Garelli S.p.A. ("Fantic Garelli") (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"). Frama acquired the trademarks with the intent of licensing the trademarks to producers and importers of other products, including novelty and clothing manufacturers.

     Frama's quotaholders are all shareholders of Fantic Garelli. Additionally, the Fantic Motor trademark was sold to Frama by Fantic Motors S.f.A., whose sole owner was Mario Agrati. Mr. Agrati is an officer of Fantic Garelli. The Garelli trademark was sold to Frama by Merchant Brokers, S.f.A., whose sole owner at the time was Mr. Agrati. Mr. Agrati is no longer a shareholder of either Fantic Motors S.f.A. or Fantic Garelli. (See "Frama S.r.l. Financial Statements").

     Pursuant to a royalty agreement dated April 28, 1995 between Frama and Fantic Garelli, Frama receives 1.5% on net sales by Fantic Garelli for all products for which Frama owns the trademarks up to 20 billion lire
(approximately $13,000,000)and 1% thereafter.   Fantic  Garelli guarantees
Frama a minimum of 120,000,000 lire (approximately $78,400) annually. The royalty agreement is for a five year period, renewable for an additional five years.

     Frama's operating results are solely dependent on Fantic Garelli. For the year ended 1996, Fantic Garelli had revenues of $14,870,000, and net earnings of $125,000. Fantic Garelli's total assets for the year ended 1996 were $13,280,000. That company had a net worth of $1,500,000 at December 31, 1996. Due to recent financial difficulties, Fantic Garelli has defaulted on some of royalty payments to Frama. (See "RISK FACTORS - Frama Financial Difficulties" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "Frama S.r.l. Financial Statements.")


     The trademarks have a cost basis of approximately $510,000 (800,000,000 lire).

The executive offices of Frama are located in Italy at Milano, Corsco, Genova
5.

Reconfirmation Offering Conducted in Compliance with Rule 419

     Brian is a blank check company and, consequently, this Reconfirmation Offering is being conducted in compliance with the Commission's Rule 419. The Rule 419 Investors have certain rights and will receive the substantive protection provided by the rule. To that end, the securities purchased by investors and the funds received in Brian's initial public offering are deposited and held in an escrow account established pursuant to Rule 419 (the "Escrow Account"), and shall remain in the Escrow Account until an acquisition meeting specific criteria is completed (hereinafter the "Deposited Funds" and "Deposited Securities".) Before the acquisition can be completed and before the Deposited Funds and Deposited Securities can be released to Brian and the Rule 419 Investors, respectively, Brian is required to update the Registration Statement with a post-effective amendment, and within five days after the effective date thereof, Brian is required to furnish the Rule 419 Investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business, including audited financial statements. According to Rule 419, investors must have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment, minus certain deductions. Each Rule 419 Investors shall have 20 days from the date of this prospectus to reconfirm his/her investment in Brian. Any Rule 419 Investor not making any decision within said 20 day period will automatically have his/her investment funds returned. The rule further provides that if Brian does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the Deposited Funds in the Escrow Account must be returned to Rule 419 Investors. (See "Investors' Rights and Substantive Protection Under Rule 419 - - Reconfirmation Offering.")



Reconfirmation Offer

     This prospectus relates to a reconfirmation by Brian shareholders of their investments in Brian. Pursuant to Rule 419, the proceeds of Brian's initial public offering and the securities purchased pursuant thereto, both of which are currently held in the Escrow Account, will not be released from the Escrow Account until (1)Brian executes an agreement for an acquisition or merger meeting certain criteria; (2) a post-effective amendment which includes the terms of the reconfirmation offer, as well as information about the Acquisition Agreement and audited financial statements is filed; and (3) Brian conducts a reconfirmation offer pursuant to which shareholders representing 80% of Brian's initial public offering proceeds elect to reconfirm their investments. This 80% shall be computed twenty (20) days after the effective date of this post-effective amendment. Once an investor has sent his/her Letter of Reconfirmation to Brian, such Letter of Reconfirmation may not be revoked. In the event the Rule 419 Investors do not vote to reconfirm the offering, the escrowed proceeds shall be returned to investors on a pro rata basis. Such funds will be returned within 5 days of failure to approve the Acquisition.

Terms of the Acquisition Agreement

     The terms of the Acquisition are set forth in the Acquisition Agreement and consummation of the Acquisition is conditioned upon, among other things, the acceptance of the Reconfirmation Offer by holders of at least 80% of the shares owned by the Rule 419 Investors. (See "PROSPECTUS SUMMARY - Reconfirmation Offer"). As a result of the consummation of the Acquisition, Frama will be a wholly owned subsidiary of Brian. Upon consummation of the Acquisition, (I) each shareholder who holds shares of Brian's common stock registered pursuant to a registration statement declared effective by the Securities and Exchange Commission on October 23, 1995 ("Registered Common Stock") prior to the Acquisition and who accepts the Reconfirmation Offer shall continue to hold his or her share certificate(s) representing Brian's Registered Common Stock; and (ii) each stockholder of Registered Common Stock who rejects the Reconfirmation Offer will be paid his or her pro rata share of the amount in the Escrow Account of approximately $3.60 per share.
In the event the escrowed funds exceed $45,000 at the consummation of the acquisition, those funds, shall be distributed on a pro rata basis to those Brian shareholders who reject the reconfirmation offering. Pursuant to the Acquisition Agreement, shares representing 43% of Brian's issued and outstanding shares shall be issued in exchange for 100% of the quotas of Frama. Additionally, 29,000 shares of Brian's common stock shall be deposited into an escrow account maintained by Atlantic Liberty Savings Bank, which escrowed shares shall be released to the former Frama shareholders if Frama achieves $5,000,000.00 in revenue by December 31, 1997. In the event Frama does not achieve $5,000,000.00 in revenue by December 31, 1997, these escrowed shares shall be returned to the treasury of Brian. (See "ACQUISITION"- Terms and Conditions of Acquisition)

Approval of the Acquisition Agreement

         The Brian Board of Directors believes that the Acquisition represents a good investment opportunity for Brian's shareholders and recommends that the Rule 419 Investors elect to accept the Reconfirmation Offering. Brian's Board of Directors recommends that Rule 419 Investors, when determining whether or not to reconfirm their investments, also consider, Frama's working capital and including Frama's intention to achieve $5,000,000.00 in revenue by December 31, 1997, (See "ACQUISITION"- Terms and Conditions of Acquisition).

     The Acquisition Agreement was approved by sole Director of Frama by
written consent dated December 10, 1996.   The Acquisition Agreement was
confirmed by the unanimous consent of the directors of Brian.


Accounting Treatment

     The Acquisition will be accounted for the Company as a reverse acquisition in accordance with accounting principles generally accepted in the United States. Brian intends to operate Frama as a wholly-owned subsidiary after the Acquisition.


 High Risk Factors

     Investments in the securities of Brian are highly speculative, involve a high degree of risk, and only persons who can afford the loss of their entire investment should vote to (See "ACQUISITION"- Terms and Conditions of Acquisition) reconfirm their investments. (See "RISK FACTORS.")

Use of Proceeds

     In its initial public offering, Brian generated $50,000 in proceeds.
10% ($5,000) of the Deposited Funds was released to the Company prior to this Reconfirmation Offering. (See "Investors' Rights and Substantive Protection Under Rule 419 - Reconfirmation Offering.") Brian intends to use this sum for expenses incurred in the offering, including, but not limited to, accounting expenses, transfer agent fees, printing fees, certificate of good standing. The remaining $45,000 will remain in the non-interest-bearing escrow account maintained by Atlantic Liberty Savings Bank, which bank acts as escrow agent pursuant to Rule 419 of Regulation C. No portion of the Deposited Funds has been or will be expended to Acquire Frama. The Deposited Funds will be transferred to Brian pursuant to the Acquisition Agreement when, and if, a business combination is effected. (See "USE OF PROCEEDS.")

Certain Income Tax Consequences

     In management's opinion, the Acquisition is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that stockholders of Brian subject to United States tax will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either Frama or Brian in the respective jurisdiction s where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS
FOR GENERAL INFORMATION ONLY AND BRIAN STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TRANSACTION TO THEM.


INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

     Rule 419 requires that in a blank check offering, offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, and the securities purchased by investors in such an offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Brian and to the 419 Investors, respectively, only after Brian has met the following three basic conditions. First, Brian must execute an agreement(s) for an acquisition or merger meeting certain prescribed criteria. Second, Brian must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rule. The post-effective amendment must also contain information regarding the acquisition or merger candidate(s) and its business(es), including audited financial statements. Third, Brian must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After Brian submits a signed representation to the escrow agent that the requirements of Rule 419 have been met, and after the acquisition or merger is consummated (including a separate shareholder vote to approve the Acquisition), the escrow agent can release the Deposited Funds and Deposited Securities.

     Accordingly , Brian has entered into an escrow agreement with Atlantic Liberty Savings Bank (the "Escrow Agent") which provides that:

     (1) The proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of the Deposited Funds to be released to Brian prior to the reconfirmation offering. The Deposited Funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Escrow Account are to remain as issued and are to be held for the sole benefit of the investors' who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

Prescribed Acquisition Criteria

     Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Brian must first execute an agreement to acquire an acquisition candidate(s) or merge with a merger candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s), merger(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $40,000 (80% of $50,000). Based on an independent valuation of Frama's trademarks, Frama has a fair value in excess of $40,000. (See "Frama, S.r.l. Financial Statements."

Post-Effective Amendment

     Once the agreement(s) governing the acquisition(s), merger(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires Brian to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this Reconfirmation Offering and the use of the funds disbursed from the Escrow Account. The post-effective amendment must
also include the terms of the reconfirmation offer mandated by Rule 419.   The
reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from the Escrow Account.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the
post-effective amendment.   Pursuant to Rule 419, the terms of the
reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each Rule 419 Investor whose securities are held in the Escrow Account within 5 days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 days from the effective date of the post-effective amendment to notify Brian in writing that the investor elects to remain an Rule 419 Investor. The 80% vote will be measured 20 days from the Effective Date. Rule 419 Investors who submit their Letter of Reconfirmation to Brian shall not have the right to revoke such letter.

     (3) If Brian does not receive written notification from an investor within 20 days following the Effective Date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such Rule 419 Investor's behalf will be returned to the investor within 5 days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of Rule 419 Investors representing 80% of the maximum offering proceeds equaling $40,000 elect to reconfirm their investment.

     (5) If a consummated acquisition has not occurred by April 23, 1997 (18 months from the date of original prospectus), the Deposited Funds held in the Escrow Account shall be returned to all Rule 419 Investors on a pro rata basis within 5 days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

     The Deposited Funds and Deposited Securities may be released to Brian and the Rule 419 Investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from Brian and any other evidence acceptable by the Escrow Agent that:

           (a) Brian has executed an agreement for the acquisition of or merger with a Target Business for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          (b) The post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Brian has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition of, or merger with, a business (including shareholder approval of the merger or acquisition) with the fair value of at least 80% of the maximum proceeds.

Risk Factors

     Investment in the securities offered hereby involves a high degree of risk. Prospective investors should carefully consider, together with the other information appearing in this Prospectus, the following factors, among others, in evaluating the Company and its business before purchasing the securities offered by this Prospectus or reconfirming their investments in Brian.

No Developing or Marketing Experience.

Currently, Frama's sole source of income is derived from a royalty agreement it has entered into with Fantic Garelli pursuant to which Frama receives a royalty on sales of products sold by Fantic Garelli for which it holds the trademarks. Frama has no experience in developing or marketing these products, and failure of Fantic Garelli to develop and/or market these products will have a material adverse effect on Frama's business.

No Tangible Product/Dependence on a Single Product

     Since Frama acquires trademarks it does not produce an actual product. Frama currently holds two trademarks: Fantic Motor Trademark and Garelli Trademark. These trademarks represent motorcycles produced by Fantic Garelli. Pursuant to a royalty agreement with Fantic Garelli, Frama receives 1.5% of revenues of Fantic Garelli on products for which Frama owns the trademarks up to 20 billion lire (approximately $13,000,000), and 1% thereafter. Fantic Garelli guarantees Frama a minimum of 120,000,000 lire (approximately $78,400) annually. Frama is a company separate and apart from this company. Frama is therefore dependent on the sales of Fantic Garelli, a company over which it has no control. Failure of Fantic Garelli to produce and/or market its products would have a material adverse effect on Frama.


Enforcement of Certain Civil Liabilities and Authorized Representative in the United States

     Frama's sole officer and director, Marina Sala, is a resident of Italy. Consequently, it may be difficult for United States investors to effect service within the United States upon Ms. Sala, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States Securities Act of 1933, as amended (the "Securities Act"). A judgment of a court of the United States predicated solely upon such civil liabilities would probably be enforceable in Italy by an Italian court if the United States court in which the judgment was obtained had jurisdiction in the matter as determined by the Italian court. There is substantial doubt whether an original action could be brought successfully in Italy against Ms. Sala or Frama predicated solely upon such civil liabilities. The Authorized Agent to receive service of process in the United States on behalf of Frama is Ettore Cesaraccio.

Control of the Company

     After consummation of the Acquisition, the current shareholders of Brian will control the vote of approximately 57% of Brian's issued and outstanding common shares. However, upon Frama achieving revenue of at least $5 million dollars for the calendar year 1997, 29,000 shares of Brian to be held in escrow will be released to the former Frama quota holders. The current shareholders of Brian will then lose control of the company and the former Frama quota holders will then hold 53% of Brian's issued and outstanding common stock. As a result, the former Frama quota holders will have the ability to control the outcome of substantially all issues submitted to Brian's shareholders. (See "PRINCIPAL SHAREHOLDERS." and "ACQUISITION- TERMS AND CONDITIONS OF THE ACQUISITION AGREEMENT)

Dilution

     The holders of the restricted common shares of Brian have acquired their interest in Brian at an average cost per share which was significantly less than that which the public investors paid for their securities. Consequently, the public investors will bear the majority of the risk of any loss that may be incurred in Brian's operations. A confirmation of the investment in the Common Stock will result in an immediate substantial dilution of the investor's investment.

Lack of Public Market for Securities/Probable Inability to Resell Securities

     Prior to the closing of the Acquisition, there will have been no public trading market for Brian's Common Stock. Given the small size of the initial public offering, the relatively minimal public float, and lack of participation of a professional underwriter, there is only a very limited likelihood of any active and liquid public trading market developing for the shares. If such a market does develop, the price of Brian's common stock may be volatile. Thus, investors run the risk that they will never be able to sell their Shares. In any even, there are additional state securities laws preventing resale transactions. No potential market makers have been solicited by Brian. There can be no assurances that any broker will ever agree to make a market in Brian's securities. (See "DESCRIPTION OF SECURITIES")

Competition

     Frama faces competition from other trademark companies. Other companies may have greater resources and ability to acquire trademarks at a lower cost or with more favorable royalty agreements. There can be no assurances that such competitors will not have a material adverse effect on the business or financial condition of Frama.

No Dividends and None Anticipated

     Brian has not paid any dividends and does not contemplate or anticipate paying any dividends on its common stock in the foreseeable future.

Arbitrary Offering Price

     The price at which the Brian's Shares had been offered to the public in Brian's initial public offering has been arbitrarily determined by Brian. There is no relationship between the initial offering price of the Shares to Brian's assets, book value, net worth or other economic or recognized criteria of value. In no event, should the offering price be regarded as an indication of any future market price of the securities.

Possible Future Rule 144 Sales

     There are currently 120,000 Brian restricted common shares. The restricted Brian shares and the common shares to be issued to Frama shareholders are "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended. Under Rule 144, restricted securities which have been beneficially owned for at least one year may be sold in brokers' transactions or directly to market makers, subject to certain quantity and other limitations. Generally, a person may sell, under Rule 144, in any three-month period, an amount equal to the greater of (I) the average weekly trading volume, if any, of the common stock during the four calendar weeks preceding the sale or (ii) 1% of the Company's outstanding common stock. After the Acquisition, Brian will have outstanding 281,915 shares of Common Stock, including 29,000 shares held in escrow (See "ACQUISITION-TERMS
AND CONDITIONS OF ACQUISITION AGREEMENT").   Shares beneficially owned for two
years by non-affiliates of the Company may be sold without regard to these quantity or other limitations. As of the date hereof 40,000 shares may be sold without restriction. The possibility of sales of substantial amounts of such stock could have a depressive effect on the price of the common stock in any market which may develop. The earliest possible date upon which resales of presently outstanding securities may be made pursuant to Rule 144 is when the insiders' shares are released from the escrow account established pursuant to Rule 419.

Conflicts of Interest

     The Brian's officers and directors are engaged in various business ventures. Thus, there may be conflicts of interest in the allocation of time between the Company's business and such other businesses. These activities may conflict with the interests of the Company. As a result of their other interests, they may personally benefit from decisions or recommendations made with respect to the business of the Company. Whereas conflicts may arise, management is aware of its fiduciary duty to Brian and will act in good faith and endeavor on an equitable basis to resolve any conflicts which may arise, on an equitable basis. Furthermore, Joel Schonfeld, a director in Brian, is also counsel to Brian.

Caution to Public Investors

     For all of the aforesaid reasons, and others set forth herein, these securities involve a high and substantial degree of risk. Any public investor considering approving the Acquisition should be aware of these and other factors as set forth in this Prospectus. No public investor considering approving the Acquisition should do so if he anticipates a need for immediate return on his investment. The Acquisition should only be approved by investors who can afford to absorb a total loss and have no need for immediate return on their investments.

Dependence on Qualified Personnel and Key Individuals

     Upon completion of the Acquisition, Brian's officers and directors will resign, and new officers and directors will be appointed. While Brian expects that the employment of Frama's current officers and directors will continue, there is no guarantee that such persons will remain in their respective positions. Neither Brian nor Frama can assure current Brian shareholders of the qualifications of such persons to run a publicly owned company. Frama is dependent on certain key officers, employees and directors. The loss of the services of any of such persons during this period could adversely affect Brian's prospects after its Acquisition of Frama. See, "MANAGEMENT - Directors and Executive Officers."

Determination of the Ratio of Shares in the Acquisition Transaction; No Independent Valuation

     The number of Brian shares to be issued in exchange for 100% interest in Frama pursuant to the Acquisition Agreement was determined by negotiation between Frama and Brian and does not necessarily bear any relationship to Frama's asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of Frama. Furthermore, neither Frama nor Brian has obtained either an appraisal of Frama's or Brian's securities or an opinion that the Acquisition is fair from a financial perspective.

 Failure of Sufficient Number of Investors to Reconfirm Investment.

     The Acquisition cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, the Rule 419 Investors representing 80% of the maximum offering proceeds elect to reconfirm their investments. Rule 419 Investors must affirmatively elect to reconfirm their investments; no response within the twenty day period Brian must grant its shareholders to reconfirm will be viewed as a vote not to reconfirm. If, after completion of the reconfirmation offering being conducted pursuant hereto, a sufficient number of Rule 419 Investors do not reconfirm their investment, the Acquisition will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to Rule 419 Investors on a pro rata basis. As a consequence, since Brian expects to use the 10% allowed to it pursuant to Rule 419, the Rule 419 Investors will be returned only 90% of their invested funds.

Lack of Diversification.

     If this Acquisition is consummated, Brian will be involved in no other business combination. This lack of diversification may subject Brian shareholders to economic fluctuations within those industries in which Brian conducts business.

Penny Stock Regulation

     Broker-dealer practices in connection with transactions in "penny-stock" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $4.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.


Frama Financial Difficulties

Currently, Frama's sole source of revenues is from royalties from its two trademarks. Frama is dependent upon revenues from its two trademarks to repay its current debt. Revenues from the trademarks are in turn dependent on the performance of Fantic Garelli. As a result of Fantic Garelli's current financial difficulties, some of its royalty payments to Frama have been late, thus effecting Frama's ability to repay its debt, including payment of the
Fantic Motor trademark.   Fantic Garelli believes its financial difficulties
are due to a decrease in sales which decrease is a result of Fantic Garelli's prior management's decision to sub-contract various components of its motorcycles. The sub-contractors were often late in their delivery to Fantic Garelli, thereby disrupting the production process. Fantic Garelli's late shipments of its products resulted in cancellation of orders, and a decrease in sales. While Fantic Garelli's current management has commenced in house production of all product components which it believes will result in timely delivery of its products, it cannot so guarantee. Nor can Fantic Garelli
guarantee that sales will increase as a result.   Additionally, if Frama
experiences losses, a capital infusion will become mandatory under Italian law. While Frama holds a guarantee from Italcauzioni, an insurance company fully recognized by the Bank of Italy and Italy's Ministry of Treasury, which guarantee can be cashed at any time for the full amount of Frama's receivables (up to US$600,000), Frama's ability to fund future capital infusions remains uncertain. (See "Frama S.r.l. Financial Statements").


ACQUISITION

Background of the Acquisition Agreement

     Brian was organized on January 23, 1995 under the laws of the State of Nevada in order to provide a vehicle to acquire or merge with a business or company. On October 23, 1995, Brian commenced a "blank check" offering pursuant to Rule 419 ("Rule 419") promulgated under the Securities Act of 1933, as amended. The purpose of the offering was to cause Brian to become a publicly held reporting company under the Securities Exchange Act of 1934, as amended. The offering was successful in raising $50,000 in gross proceeds from Rule 419 Investors. Pursuant to Rule 419, $45,000 of the net proceeds from that offering, the 120,000 restricted shares of common stock and 12,500 Brian shares purchased by the Rule 419 Investors, were placed in escrow pending (I) distribution of a prospectus to each of the Rule 419 Investors describing any prospective business acquisition by Brian and (ii) the subsequent reconfirmation by the holders of at least 80% of the shares owned by the Rule 419 Investors that they have elected to remain investors.

     In the event approval of the Acquisition is not obtained from at least 80% of the Rule 419 Investors, then the shares deposited in the Rule 419 Escrow will not be released to the Rule 419 Investors. Instead, the $45,000 net offering proceeds in the Rule 419 Escrow will be released to the Rule 419 Investors in proportion to their investment, at approximately $3.60 per share. In the event the escrowed funds exceed $45,000 at the consummation of the Acquisition, the excess funds shall be returned on a pro rata basis to those registered common shareholders rejecting the reconfirmation offer. The Rule 419 Investors paid $4.00 per share in Brian's initial public offering.

     Pursuant to Rule 419, the value of Frama of the assets of Frama must represent at least 80% of the maximum offering proceeds, or $40,000. Based upon an independent valuation of Frama's trademarks, the Company believes Frama has a business value of not less than $40,000.00. (See "Frama, S.r.l. Financial Statements.")


Terms and Conditions of Acquisition Agreement

STOCKHOLDERS OF BRIAN WISHING TO OBTAIN A COPY OF THE ACQUISITION AGREEMENT, WHICH IS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO SCHONFELD & WEINSTEIN, ATTENTION: JOEL SCHONFELD, 63 WALL STREET, SUITE 1801, NEW YORK, NEW YORK 10005.

     Pursuant to the Acquisition Agreement, Brian will acquire 100% of Frama's stock and Frama will become a wholly owned subsidiary of Brian. Consummation of the transaction contemplated by the Acquisition Agreement (the "Acquisition") is conditioned upon, among other things, reconfirmation by holders of least 80% of the shares owned by the Rule 419 Investors. Upon consummation of the Acquisition, (I)Brian will own 100% interest in Frama, and Frama will then become a wholly owned subsidiary of Brian. At the time of this Acquisition, Frama shall have a minimum of $50,000.00 U.S. in capital and income of at least $75,000.00 for the current year. In exchange for its 100% interest in Frama, Brian shall issue to the former Frama quota holders 120,415 shares of Brian in the same proportion said quota holders held interests in Frama. Brian, the parent company, shall have issued and outstanding 281,915 shares of Common Stock; 120,415 (representing 43% of Brian) to be held by former Frama quota holders in proportion to the amount that each of said quota holders previously held interests in Frama, and 132,500 (representing 47% of Brian) to be held by current Brian stockholders, and 29,000 shares (representing 10% of Brian) to be held in escrow until December 31, 1997 or
sooner if the revenue figures are obtained as stated herein.   If on or before
December 31, 1997 Brian's consolidated financials reach revenues of a minimum of $5,000,000.00, the escrowed shares shall be released from escrow to the former Frama quota holders. Furthermore, if on or before December 31, 1997, Brian's revenue on a consolidated basis, reach or exceed $5,000,000.00, the 120,000 non-freely tradeable shares held by certain shareholders of Brian will be reduced to 50,000. The remaining 70,000 shares will be apportioned as follows: 15,000 shares to Rose-Marie Fox; 15,000 shares to Andreas O. Tobler; 30,000 shares to Ettore Cesaraccio and 10,000 shares to Schonfeld & Weinstein,
L.L.P.   Thus, former Frama quota holders shall hold 53% of Brian issued and outstanding common stock, consultants and counsel shall hold 24.8% and Brian shareholders shall hold 22.2%. In the event Brian's revenues, on a consolidated basis, do not reach $5,000,000.00 during the calendar year of 1997, the escrowed shares shall be returned to the treasury of Brian, and none of the aforementioned 70,000 shares shall be transferred. The Acquisition is to be done in such a manner as to be tax-free to all parties involved; (ii) each Rule 419 investor who rejects the Reconfirmation Offer will be paid his or her pro rata share of the amount in the Escrow Account of approximately $3.60 per share; (iii) consummation of the Acquisition is not subject to any governmental approvals.

     The result of the Acquisition, assuming that 80% of the Brian stockholders reconfirm their investments, is that the stockholders who held Brian shares prior to the Acquisition will maintain control of Brian until or before December 31, 1997 provided Frama's revenue for the calendar year exceeds $5,000,000.00. Frama had revenue for 1995 of $103,640 and for 1996 of $196,906. If Frama achieves revenues of $5,000,000.00 or more by December 31, 1997, the 29,000 shares in escrow will be released to the former Frama shareholders. Only then will the former Frama shareholders have a majority of Brian's issued outstanding stock and control of Brian.

     Stockholders of Brian desiring to accept the Reconfirmation Offer are directed to sign the enclosed Letter of Reconfirmation form and return it to Schonfeld & Weinstein, Attention: Joel Schonfeld, Esq., 63 Wall Street, Suite 1801, New York, New York 10005, who will forward each Letter of Reconfirmation to the Atlantic Liberty Savings, Brian's escrow agent. Any Brian stockholder who fails to return his or her form so that it is received by Mr. Schonfeld
by                          (20 days from the date hereof) will be deemed to
have rejected the Reconfirmation Offer and will automatically be sent a check representing his or her pro rata share of the funds in the Escrow Account for the benefit of the Rule 419 Investors.

Certain Income Tax Consequences

     The Acquisition is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that stockholders of Brian will not recognize gain or loss from the transaction. In addition, the transaction is not expected to result in the recognition of gain or loss to either Brian or Frama in the respective jurisdictions where each of them is subject to taxation. NO OPINION OF COUNSEL NOR A RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN OBTAINED IN REFERENCE TO THE FOREGOING. THE FOREGOING IS FOR GENERAL INFORMATION ONLY AND BRIAN STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION TO THEM.
Fees and Expenses

     Each quota holder of Frama shall bear all costs and expenses incurred in connection with the Acquisition and the Offering, since the only funds available to Brian are the $45,000 in cash held in escrow pursuant to Rule 419, none of which may be used by either Brian or Frama prior to the
consummation of the Acquisition.    Such shareholder has no intention of
receiving reimbursement of such costs and expenses from Frama and Frama has no obligation to make any reimbursement.

USE OF PROCEEDS

     The gross proceeds of Brian's initial public offering was $50,000. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934 (the "Exchange Act"), all of those proceeds must be held in escrow until all of the shares are sold. Pursuant to Rule 419 under the Securities Act, after all of the Shares are sold, 10% of the Deposited Funds ($5,000) may be released from escrow to Brian. Brian requested release of this 10%. To date, $2,400 has been expended for accounting fees with the remaining $2,600 being held in a separate account. Upon the consummation of the Acquisition and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, $50,000 (plus any interest or dividends received, but less any portion disbursed to Brian pursuant to Rule 419(b)(2)(C)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419 or approximately $45,000) will be released to Frama.

SELECTED FINANCIAL DATA
(All amounts expressed in US$)

The Brian H. Corp.:               1/1/96 to 12/31/96       1/1/95 to 12/31/95

Net Income from Operations              - 0 -                - 0 -
Total Current Assets                53,873                 18,673
Other Assets                           595                    595
Total Assets                        53,468                 19,268
Total Current Liabilities              - 0 -                      - 0 -
Long-term Liabilities                  - 0 -                     - 0 -
Dividends                              - 0 -                      - 0 -
Total Stockholders equity            52,468                19,268





Frama, S.r.l.                 1/1/96 to 12/31/96

Net Income from Operations   2,441
Total Current Assets        45,521
Other Assets               276,636
Total Assets               322,157
Total Liabilities               312,892
Total Current Liabilities   261,086
Dividends                     - 0 -
Total Stockholders equity    9,265


Proforma Consolidated Financial Data (in U.S. Dollars)

                         1/1/96 to 12/31/96
                           (unaudited)

Net Income from Operations  2,441
Total Current Assets       98,394
Other Assets              277,231
Total Assets              375,625
Total Current Liabilities 261,087
Long-Term Liabilities      51,805
Dividends                    - 0 -
Total Stockholders' Equity 62,733

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS


THE BRIAN H. CORP.

Results of Operations

     Brian's public offering was declared effective on October 23, 1995.
Brian offered a total of 12,500 shares (par value $.0001) at an offering price of $4.00 per share, for an aggregate of $50,000.00. On April 22, 1996 , Brian closed on 12,500 shares for a total gross proceeds of $50,000.00. Pursuant to Rule 419 of the Securities Act of 1933, net proceeds of $45,000.00 together with all securities issued are being held in escrow pending the consummation of an acquisition or merger.


     After the closing of the Acquisition, the business of Brian will consist of owning and operating Frama. The resources of Brian will be made available to Frama to fulfill the business purpose of Frama to market its trademarks and obtain other trademarks. Frama believes the combined cash resources of Frama and Brian will be sufficient to run operations for one year.

     At December 31, 1996, Brian's current assets amounted to $53,468.20, while current liabilities amounted to $-0-. In addition, Brian's organization costs amounted to $595.00 as of December 31, 1996.

     In the event approval of the Acquisition is not obtained from at least 80% of the Rule 419 Investors, then the shares deposited in the Rule 419 Escrow will not be released to the Rule 419 Investors. Instead, the $45,000 net offering proceeds in the Rule 419 Escrow will be released to the Rule 419 Investors in proportion to their investment, at approximately $3.60 per share. In the event the escrowed funds exceed $45,000 at the consummation of the Acquisition, the excess funds shall be returned on a pro rata basis to those registered common shareholders rejecting the reconfirmation offer. The Rule 419 Investors paid $4.00 per share in Brian's initial public offering.

FRAMA s.r.l.

General

     Frama S.r.l. was incorporated in Italy under Section 149133, File 3783 of the Civil Code of the Republic of Italy on March 22, 1995. The sole business of the company is the acquisition of trademarks. The company currently holds two trademarks, Fantic Motor trademark and Garelli trademark. Both trademarks are related to motorcycles produced by Fantic Garelli S.p.A. ("Fantic Garelli"). Pursuant to a royalty agreement dated April 28, 1995 between Frama and Fantic Garelli, Frama receives 1.5% on net sales by Fantic Garelli for all products for which Frama owns the trademarks up to 20 billion
lire (approximately $13,000,000) and 1% thereafter.   Fantic  Garelli
guarantees Frama a minimum of 120,000,000 lire (approximately $78,400) annually. The royalty agreement is for a five year period, renewable for an additional five years.

     The Garelli trademark is related to the Gary and Mosquito motorcycles; it was registered in the International Register on June 27, 1995, and in the Italian Trademark Register on May 24, 1995. The Fantic Motor trademark is related to the Fantic Motorcycle, and was registered in the International Register on June 27, 1995 and in the Italian Trademark Register on May 24, 1995.

Financial Difficulties

Frama is dependent upon revenues from its two trademarks to repay its current debt. Revenues from the trademarks are in turn dependent on the performance of Fantic Garelli. As a result of Fantic Garelli's current financial difficulties, some of its royalty payments to Frama have been late, thus effecting Frama's ability to repay its
debt, including payment of the Fantic Motor trademark.   Fantic Garelli
believes its financial difficulties are due to a decrease in sales which decrease is a result of Fantic Garelli's prior management's decision to sub-contract various components of its motorcycles. The sub-contractors were often late in their delivery to Fantic Garelli, thereby disrupting the production process. Fantic Garelli's late shipments of its products resulted in cancellation of orders, and a decrease in sales. While Fantic Garelli's current management has commenced in house production of all product components which it believes will result in timely delivery of its products, it cannot so guarantee. Nor can Fantic Garelli guarantee that sales will increase as a
result.   Additionally, if Frama experiences losses, a capital infusion will become mandatory under Italian law. While Frama holds a guarantee from Italcauzioni, an insurance company fully recognized by the Bank of Italy and Italy's Ministry of Treasury, which guarantee can be cashed at any time for the full amount of Frama's receivables (up to US$600,000), Frama's ability to fund future capital infusions remains uncertain.

Possible Future License Agreements

Frama believes it will have the opportunity to enter into license agreements for its two trademarks. Frama intends to license its trademarks to importers and producers of motorcycles in countries outside Italy. In addition, Frama hopes to license its two trademarks for the production of novelty and other items utilizing the Garelli name. Currently, however, Frama has entered into no such agreements. Royalties from sales made by Fantic Garelli remains Frama's sole source of revenue. (See "RISK FACTORS - No Tangible Product/Dependence on a Single Product.")

While Frama intends to acquire additional trademarks in the future, it has no plans to do so in the near future, and is unaware of any immediate trademark acquisition possibilities.


Results of Operations

For the year ended 1996, Frama had revenues of $196,906, with depreciation expenses of $141,664. For the year ended 1995, Frama had revenues of $103,640 with depreciation expenses of $93,374. Total production costs were $193,811 for 1996 and $105,431 for 1995. All revenues represent royalties earned on trademarks in use by Fantic Garelli.

Frama had net income of $2,441.00 in 1996, and (1,767) in 1995. Frama's quota capital was completely subscribed on March 22, 1995, with 1% subscribed by Constantino Anghileri, 13% by Silvio Mandelli, and 86% by Marina Sala, Frama's sole officer and director.

Frama has not yet paid for its Fantic Motor Trademark. As a result of late royalty payments from Fantic Garelli, Frama is currently $155,414 in default of its payments. (See "HIGH RISK FACTORS - Frama Financial Difficulties") In the event Fantic Garelli is unable to make future royalty payments to Frama, Frama's debt will continue to grow. However, Frama is guaranteed by Italcauzioni, an insurance company fully recognized by the Bank of Italy and Italy's Ministry of Treasury, which guarantee can be cashed at any time for the full amount of Frama's receivables (up to US$600,000). This guarantee would allow Frama to repay its debts.


Pursuant to the Acquisition Agreement, Frama shall pay for all expenses
incurred in connection with the Reconfirmation Offer.   Frama is currently
unable to pay for these expenses. In the event Frama remains unable to pay for the expenses incurred by Brian in connection with this Reconfirmation Offer, Mr. Ettore Cesaraccio, President of SGI Capital Corp., Frama's agent for process in the United States, has agreed to pay for Brian's expenses.



BUSINESS


FRAMA

General

     Frama S.r.l. was incorporated in Italy under Section 149133, File 3783 of the Civil Code of the Republic of Italy on March 22, 1995. The sole business of the company is the acquisition of trademarks. The company currently holds two trademarks, Fantic Motor trademark and Garelli trademark. Both trademarks are related to motorcycles produced by Fantic Garelli S.p.A. ("Fantic Garelli"). Pursuant to a royalty agreement dated April 28, 1995 between Frama and Fantic Garelli, Frama receives 1.5% on the first 20 billion lire (approximately $13,000,000) of revenues of Fantic Garelli and 1%
thereafter.   Fantic  Garelli guarantees Frama a minimum of 120,000,000 lire
(approximately $78,400) annually. The royalty agreement is for a five year period, renewable for an additional five years.

     The Garelli trademark is related to the Gary and Mosquito motorcycles; it was registered in the International Register on June 27, 1995, and in the Italian Trademark Register on May 24, 1995. The Fantic Motor trademark is related to the Fantic Motorcycle, and was registered in the International Register on June 27, 1995 and in the Italian Trademark Register on May 24, 1995.

While it intends to acquire additional trademarks, Frama currently owns only the trademarks for Fantic Motor and Garelli. Frama cannot guarantee that it will acquire additional trademarks, nor can it guarantee that Fantic Garelli S.p.A., which manufactures the Fantic Motor and Garelli products, will continue to sell its products, the sales of which currently supply Frama with its sole source of income.

Competition

     Frama is engaged in a business whereby it competes with similar businesses to purchase trademarks. Frama is a relatively new company which holds only two trademarks. There is no assurance Frama will be able to purchase other trademarks and successfully compete against its competitors for the purchase of such trademarks. Such competitors may have greater access to capital, be more familiar with the industry, and may be more widely recognized by potential sellers of trademarks.


Legal Proceedings

     Frama is not a party to any legal proceedings.


Employees

Frama currently has no employees.


BRIAN

General

     Brian was organized under the laws of the State of Nevada on January 23, 1995. Since inception, the primary activity of Brian has been directed to organizational efforts, and obtaining initial financing and conducting its initial public offering pursuant to which Brian offered and sold 12,500 shares of common stock at $4.00 per share. Pursuant to Rule 419, the proceeds of Brian's initial public offering ($50,000) less 10% ($5,000) have been placed in escrow pending consummation of a merger or acquisition. (See "INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419"). In the event no merger or acquisition is consummated within eighteen (18) months from the effective date of Brian's initial public offering (April 23, 1997). Brian shall return investors' money, on a pro rata basis.
Brian was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warranted, engaging in Business Combinations presented to it by persons or firms who or which desire to employ Brian's funds in their business or to seek the perceived advantages of publicly-held corporation. Brian's principal business objective is to seek long-term growth potential in a Business Combination venture rather than to seek immediate, short-term earnings.

     Brian does not currently engage in any business activities which provide any cash flow. Brian's business is sometimes referred to as a "blank check" company because investors entrust their investment monies to Brian's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the Deposited Funds of this offering are intended to be utilized generally to effect a Business Combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in Brian will have an opportunity to evaluate the specific merits or risks of only the Business Combination management decides to enter into.

     Management anticipates that it may be able to effect only one potential Business Combination, due primarily to Brian's limited financing.


MANAGEMENT

Directors and Executive Officers

     Set forth below is certain information regarding the directors and executive officers of Brian and Frama. While the officers and directors of Brian are expected to resign upon consummation of the Acquisition, the sole officer and director of Frama is expected to serve in the same position after consummation of the Acquisition.

BRIAN

     Set forth below is information regarding the officers and directors of the Brian.

Name                                     Age                 Position with
Brian
Daniel Winnick                    66          President, Director
Theresa DiDato                     55          Secretary, Director
Barry Horowitz                    54          Director
Joel Schonfeld                    62          Director


Biography

Daniel Winnick, 66, has been President and a director of Brian since the Brian's organization. Since 1968, Mr. Winnick has been President of Metro Tag & Label, Inc., a label manufacturer. Mr. Winnick received a B.S. in Marketing Administration from New York University.

Theresa DiDato, 55, has been Secretary and a director of Brian since March 7, 1995. Ms. DiDato has not worked outside her home since 1965. She received a diploma from St. Barnabas High School in Bronx, New York, and studied at Bronx Community College.

Barry Horowitz, 54, has been a director of Brian since July 28, 1995. He has been an insurance salesman with Insurance Planning Service in Amityville, New York, since 1965.

Joel Schonfeld, 62, has been a director of Brian since July 28, 1995. Mr. Schonfeld is an attorney who has practiced law for over thirty years. Mr. Schonfeld is acting as counsel for Brian for this offering. He is a graduate of Adelphi University and Brooklyn Law School.
Frama

     Set forth below is information regarding the sole officer and director of
Frama:

Name                                     Age                 Position with the
Company

Marina Sala36  President, Director

Biography

Marina Sala, 36, has been President and a director of Frama since March 1995. Prior to that, Ms. Sala worked as a homemaker. Ms. Sala is a graduate of the Liceo Linguistics of Lecco, Italy.

Executive Compensation

Brian
     Brian has not compensated any officers, directors or employees to date.

Frama
               Frama has not paid any executive compensation and no executive officers are entitled to compensation to date.


CERTAIN TAX CONSIDERATIONS


United States Taxes

                  The following discussion is based on current law and is provided for general information. It is not the opinion of counsel to Brian or Frama. The discussion addresses the United States federal income taxation of a United States person (that is, a United States citizen or resident, a United States corporation, a United States partnership or an estate or trust subject to United States tax on all of its income regardless of source) making an investment (a "U.S. Investor") in Frama's Common Shares such as is being made of Brian.

                    As of the date hereof, Frama does not anticipate that it could be deemed a "controlled foreign corporation," a "personal holding company" or a "foreign personal holding company" within the meaning of the Code. The future acquisition of shares of Frama by certain U.S. persons which is not presently anticipated might, however, cause Frama to fall within one or more of such definitions in which case Brian might be subjected to U.S. tax with respect to Frama's current or accumulated earnings and profits even though actual dividends have not been paid.

                      A U.S. Investor receiving a distribution on Brian Common Stock will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from current or accumulated earnings and profits of Frama as determined under the Code. Such dividend income will generally be subject to the separate limitation for "passive income" for purposes of the foreign tax credit limitation. U.S. Investors that are corporations will not be eligible to claim "deemed paid" foreign tax credit unless it own ten percent or more of Frama's Common Shares. Brian will be the sole shareholder of Frama after the proposed Acquisition.

                       Under certain exceptions, gain or loss on the sale or exchange of the Common Shares will be treated as capital gain or loss if held as a capital asset. Such capital gain or loss will be long-term gain or loss if the U.S. Investor has held the Common Shares for more than one year at the time of the sale or exchange.

          Brain shareholders are advised to consult their own tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject, including the possible application of the "personal holding company," foreign personal holding company," "controlled foreign corporation" and "passive foreign investment company" rules under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.


DESCRIPTION OF SECURITIES

BRIAN

Common Stock

     Brian is authorized to issue ten million (10,000,000) shares of common stock, $.0001 par value per share, of which 132,500 shares were issued and outstanding as of the date of this prospectus. This number includes the 12,500 shares of Registered Common Stock subject to the Reconfirmation Offering. Each outstanding share of common stock of Brian is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of Brian common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of Brian; (ii) are entitled to share ratably in all of the assets of Brian available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Brian; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

     All shares of registered Common Stock which are the subject of this Reconfirmation Offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of Brian do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of Brian if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of Brian's directors. At the completion of the Reconfirmation Offering, the present officers and directors and present shareholders of Brian will beneficially own 57% of the then outstanding shares, with the former Frama shareholders in possession of 43% of Brian's stock. However, 29,000 shares of Brian Common Stock shall be placed in escrow upon consummation of the Acquisition and released to the former Frama shareholders only when and if Frama achieves revenues of at least $5,000,000.00 for the calendar year ending December 31, 1997. Upon release of the 29,000 shares to the former Frama shareholders, former Frama shareholders shall hold 53% of the issued and outstanding Brian Common Stock. Additionally, in the event Frama achieves revenues of $5,000,000 or more by December 31, 1997, 70,000 of the 120,000 non-publicly held shares shall be transferred to certain consultants and counsel, leaving Brian shareholders with 22.2% of Brian (4.4% of which shall be owned by the Rule 419 Investors). In the event Frama does not achieve revenues of $5,000,000.00 or more for the calendar year ending December 31, 1997, the escrowed shares shall be released to Brian's treasury. (See "ACQUISITION-Terms and Conditions of Acquisition").

Reports to Stockholders

     Brian intends to continue to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Brian's fiscal year ends on December 31st.

Non-Cumulative Voting

     The holders of shares of Brian Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose. In such event, the holders of the remaining shares will not be able to elect any of Brian's directors. Brian's current shareholders will own 57% of the common shares outstanding after the Acquisition since 29,000 shares to be held by former Frama shareholders will be in escrow until December 31, 1997. After that date and conditions met as outlined in the Acquisition Agreement, the escrowed shares will be released and the former Frama shareholders will then own 53% of the issued and outstanding shares.

Dividends

     Brian was only recently organized, has no earnings, and has paid no dividends to date. Since Brian was formed as a blank check company with its only intended business being the search for an appropriate Business Combination, Brian does not anticipate having any earnings until such time that a Business Combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a Business Combination, Brian will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a Business Combination is reconfirmed.

Transfer Agent

     Brian has appointed Oxford Transfer Co., 115 North Maryland Avenue, Suite 130, Glendale, California as the Transfer Agent for Brian.

FRAMA

Equity

Frama was established on March 22, 1995 with a quota capital of 30,000,000 lire; 30,000 quotas with a face value of 1,000 lire each. Frama's quota capital has been completely subscribed. There are currently four (4) quota holders, including Marina Sala, Frama's sole officer and director, who owns a quota of 25,800,000 lire, or 86% of Frama's authorized capital.


Dividends

     Frama was only recently organized and has paid no dividends to date. Frama does not intend to pay dividends in the foreseeable future.



     The rights of Frama's quota holders are governed by Civil Code of Italy and Frama's articles of incorporation.

PRINCIPAL SHAREHOLDERS

BRIAN

     The following table sets forth certain information regarding the beneficial ownership of the Brian's Common Stock as of the date of this Prospectus by (I) each person known to Brian to beneficially own 5% or more of Brian's Common Stock, (ii) each director of Brian and (iii) all directors and executive officers of Brian as a group. All information with respect to beneficial ownership has been furnished to Brian by the respective director, executive officer or 5% shareholder, as the case may be.

                    Amount and Nature of           Amount and Nature of
                    Beneficial Ownership          Beneficial Ownership
                    Prior to the Acquisition(1)    After the Acquisition
(7)


                   Number         Percent           Number     Percent
Beneficial Owners of Shares       of Class          of Shares  of Class

Theresa DiDato(4)  20,000          15.1%          20,000         7%
20 Chalmers Blvd.
Amawalk, NY 10501

Barry Horowtiz(5)(6)20,000          15.1%      20,000               7%
67 South Ketcham Ave.
Amityville, NY 11701

B. Alicia Campos(6)20,000          15.11%      20,000                7%
841 Keystone Circle
Northbrook, IL 60062

Daniel Wainick(4)20,000           15.1%        20,000                7%
6500 New Horizons Blvd.
Amityville, NY 11701

Vic Weinstein(3)20,000          15.1%       20,000                7%
280 Carol Close
Tarrytown, NY 10591

Joel Schonfeld(2)13,334          10.1%   13,334               4.7%
63 Wall Street
Suite 1801
New York, NY 10005

Andrea Weinstein(2)(3)6,666      5.0%    6,666              2.3%
63 Wall Street
Suite 1801
New York, NY  10005

Total Officers73,334           55.3%  73,334              26%
and Directors (4 Persons)

__________________________
(1) May be deemed "Promoters" of Brian, as that term is defined under the Securities Act of 1933.
(2) Mr. Schonfeld is counsel to Brian, and Ms. Weinstein is his partner. Mr. Schonfeld is also a director of Brian.

(3) Vic Weinstein is the father of Andrea Weinstein, partner to Joel Schonfeld, counsel for Brian, as well as one of its directors.

(4) Ms. DiDato is Secretary and a director of Brian, and Mr. Winnick is President and a director of Brian.

(5) Mr. Horowitz is a director of Brian.

(6) Mr. Horowitz and Ms. Campos are clients of Mr. Schonfeld.

(7)Based on 281,915 shares to be outstanding after the acquisition. These figures do not reflect a reduction in shares if Frama achieves revenue of $5,000,000.00 by December 31, 1997.

     None of the current stockholders have received or will receive any extra special benefits that were not shared equally (pro rata) by all holders of shares of Brian's stock.


FRAMA

     The following table sets forth certain information regarding the beneficial ownership of the Frama's Common Stock as of the date of this Prospectus by (I) each person known to Frama to beneficially own 5% or more of Frama's Common Stock, (ii) each director of Frama and (iii) all directors and executive officers of Frama as a group. All information with respect to beneficial ownership has been furnished to Frama by the respective director, executive officer or 5% shareholder, as the case may be.

                    Amount and Nature of           Amount and Nature of
                    Beneficial Ownership          Beneficial Ownership
                    Prior to the Acquisition(1)     After the Acquisition (1)


                    Amount                          Amount
Beneficial Owners   Subscribed      Percentage      Subscribed   Percentage

Marina Sala        16,280          86%             16,280          17.31%


Total officers and
directors as a
Group (1)
person            16,280          86%              16,280          17.31%


     Based on 281,915 shares to be outstanding after the acquisition. These figures do not reflect a reduction in shares if Frama achieves revenue of $5,000,000.00 by December 31, 1997.

CERTAIN TRANSACTIONS

          The Brian H. Corp. was incorporated in Nevada on January 23, 1995. On January 26, 1995, Brian issued 120,000 shares of common stock, par value $.0001. On October 23, 1995, Brian's initial public offering was declared effective by the Securities and Exchange Commission. Pursuant to this offering, 12,5000 shares of common stock were offered at $4.00 per share on a "best efforts, all or nothing basis." As a result of the public offering, $50,000.00 was raised. This offering closed on July 31, 1996.


INFORMATION CONCERNING BRIAN

      Brian has heretofore filed the following with the Commission pursuant to the Securities Act:

     (1)  Annual Report on Form 10-KSB for the fiscal year ended December 31,
1995;
     (2) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996;
     (3) Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996; and
     (4) Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1996.

LEGAL MATTERS

          An opinion as to the validity of the securities offered hereby has been passed upon for Brian by Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York, counsel to Brian. The Principals of Schonfeld & Weinstein, L.L.P., Joel Schonfeld and Andrea I. Weinstein, are both shareholders of Brian, owning 13,334 and 6,666 shares, respectively. No proceeds of Brian's initial public offering were paid to Schonfeld & Weinstein, L.L.P.

EXPERTS

          The financial statements of Frama included in this prospectus have been audited by Deloitte & Touche, independent auditors, Palazzo Carducci, Via Olona, 2, 20123 Milano, Italy, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their
authority as experts in accounting and auditing.   The financial statements of
Brian for the years ended December 31, 1995 and December 31, 1996 included in this Prospectus have been so included in reliance on the report of Boykoff & Bell, P.C., Certified Public Accountants, 2 Skyline Drive, Hawthorne, New York 10552, given on the authority of said firms as an expert in accounting and auditing. As stated in reports on Form 8-K filed on January 13, 1997 and February 4, 1997, respectively, Brian's previous auditor Randi Sue Meltzer resigned and Brian engaged Boykoff & Bell, P.C., as its new auditors.


LITIGATION

     Brian knows of no litigation pending, threatened or contemplated, or unsatisfied judgements against it, or any proceedings in which it is a party. Brian knows of no legal actions pending or threatened or judgements entered against Brian's officer and directors in their capacity as such.





INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Articles of Incorporation of Brian provide indemnification of directors and officers and other corporate agents to the fullest extent permitted pursuant to the laws of Nevada. The Articles of Incorporation also limit the personal liability of Brian's directors to the fullest extent permitted by the Nevada Revised Statutes. The Nevada Revised Statutes contain provisions entitling directors and officers of Brian to indemnification from judgments, fines amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Brian, provided said officers or directors acted in good faith.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Brian pursuant to the foregoing provisions, or otherwise, Brian has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Brian of expenses incurred or paid by a director, officer or controlling person of Brian in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Brian will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FURTHER INFORMATION

     Brian is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith will file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the"Commission"). Such periodic reports, proxy statements and other information filed by Brian can be inspected without charge at the Public Reference Room maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates upon request from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549.

     Brian has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Brian and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the Commission at the public reference facilities maintained by the Commission. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.
      The Brian H. Corp.

Financial Statements


(A development stage company)


For the periods January 23, 1995 (date of inception)
To December 31, 1995, and January 1, 1996 to
December 31, 1996













































THE BRIAN H. CORP.
INDEX TO AUDITED FINANCIAL STATEMENTS







                                             PAGE


*     Independent Auditor's Report................1F

*     Balance Sheet...............................2F

*     Statements of Operations....................3F

*     Statements of Stockholders' Equity..........4F

*     Statements of Cash Flows....................5F

*     Notes to Financial Statements...............6F-10F

The Board of Directors
The Brian H. Corp.
26 Court Street, Suite 810
Brooklyn, New York  11242


Independent Auditor's Report

     We have audited the accompanying balance sheets of The Brian H. Corp. (a development stage company) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31,1996, the period January 23, 1995 (inception) to December 31, 1995, and the period January 23, 1995 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Brian H. Corp. (a development stage company) at December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996, the period January 23, 1995 (inception) to December 31, 1995, and the period January 23, 1995 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.

Boykoff and Bell, P.C.
Certified Public Accountants

Dated: February 6, 1997
Hawthorne, New York

THE BRIAN H. CORP.
(a development stage company)
BALANCE SHEETS


ASSETS



                           December 31, 1996            December 31, 1995
                                                                      Current
Assets:

Cash (Note 4)                 $ 12,873.20              $ 6,033.40
Cash- restricted (Note4)        40,000.00               12,640.00

Other Assets:

Organization costs
  (Note 2)                         595.00                       595.00

     Total assets             $ 53,468.20               $ 19,268.40




LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity (Notes
1, 2 and 4); 10,000,000
shares, common stock,
$.0001 par value.
Authorized; issued
and outstanding:
123,950 shares as of
December 31, 1995                                      $     12.40
132,500 shares as of
December 31, 1996              $    13.20
Additional paid-in
capital                         59,455.00                25,256.00
Deficit                         <6,000.00>               <6,000.00>
Total stockholders'
equity                          53,468.20                19,268.40

Total liabilities and
stockholders' equity          $ 53,468.20              $ 19,268.40



The accompanying notes are in integral part of these financial statements.
-2F-



THE BRIAN H. CORP.
(a development stage company)

STATEMENTS OF OPERATIONS


                            From                                    From
                       January 23, 1995                        January 23,
1995                         (inception) to      For the year ended
(inception) to
                       December 31, 1996   December 31, 1996   December
31,1995

Costs
and Operating Expenses:
Rent (Note 3)             $12,000.00          $6,000.00            $6,000.00

Loss from operations      $<12,000.00>        $<6,000.00>
<$6,000.00>

Loss before Income Taxes
and Extraordinary Items.  $<12,000.00>        $<6,000.00>
<$6,000.00>

Net Loss                  $<12,000.00>        $<6,000.00>          <$6,000.00>

Net Loss Per Share        $<      .09>        $<    .045>          <$    .048>

Number of Common
Shares Outstanding         132,500               132,500              123,950











The accompanying notes are an integral part of these financial statements.






-3F-




THE BRIAN H. CORP.
(a development stage company)

STATEMENTS OF STOCKHOLDERS' EQUITY



                                                  Shares         Amount


Initial sale of stock on
January 26, 1995 at .15
per share for cash                               120,000        $18,000

Sale of 3950 shares on
December 14, 1995 at
$4.00 per share for cash                           3,950         15,800

Total outstanding as of
December 31, 1995                                123,950         33,800

Sales of stock on the following
dates at $4.00 per share for cash:
  January 11, 1996                                   800          3,200
  February 20, 1996                                1,850          7,400
  April 17, 1996                                     250          1,000
  April 24, 1996                                   5,650         22,600

Total stock sold for cash in 1996                  8,550         34,200

Total outstanding as of December 31, 1996        132,500        $68,000













The accompanying notes are in integral part of these financial statements.



-4F-






THE BRIAN H. CORP.
(a development stage company)

STATEMENTS OF CASH FLOWS




                            From                                    From
                       January 23, 1995                        January 23,
1995                         (inception) to      For the year ended
(inception) to
                       December 31, 1996   December 31, 1996   December
31,1995

Increase (Decrease)
   in Cash and
   Cash Equivalents

Cash Flows from
Investing Activities:
 Restricted cash invested   <$40,000>      <$27,360>               <$12640>
 Organizational costs
  incurred                  <$   595>                              <$  595>
Cash flows from
Financing Activities:
  Net Proceeds from
  Issuance of
  Common Stock               $68,000        $ 4,200
$33,800
  Deferred Offering Costs  <$14,532>
<$14,532>
  Net Cash Provided by
  Financing Activities       $12,873            $6,840          $6,033
Net Increase in Cash
  and Cash Equivalents       $12,873       $6,840         $6,033
Cash and Cash Equivalents
  at End of Year             $12,873       $12,873        $6,033






The accompanying notes are an integral part of these financial statements.





-5F-



THE BRIAN H. CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS


1.  ORGANIZATION OF THE COMPANY

The Company was incorporated in Nevada on January 23, 1995.
During 1996, 8550 shares were sold on different dates at $4.00 per share. The total amount of cash received by the Company from the sale of all securities was $68,000 as of December 31, 1996.

The Company's business will be to seek potential business ventures which in the opinion of management will provide a profit to the Company. Such involvement can be in the terms of the acquisition of existing businesses and/or the acquisition of assets to establish businesses for the Company. Present management of the Company does not expect to become involved as management in the aforementioned businesses and will hire presently unknown and unidentified individuals as management for the aforementioned businesses.

The Company's only activities to date have been the acquisition of funds from the sale of its common stock to its officers, directors, and other investors. As of December 31, 1996 the Company had not yet commenced operations.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

The Company's directors and officers are or may become, in their individual capacities officers, directors, controlling shareholders in a variety of businesses including other "blank check" companies. There exists potential conflicts of interest including, among other things, time, effort and corporate opportunity involved in participation with other business entities.






-6F-



2.  SIGNIFICANT ACCOUNTING POLICIES

Organization costs

Organization costs will be amortized on a straight line basis over a five year period from the commencement of operations. The total organizational costs were $ 595 as of December 31, 1996.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  LEASES

The Company has no oral or written leases or freeholds of any kind on any physical plant. The Company presently uses the offices of Joel Schonfeld at 26 Court Street, Brooklyn, New York 11242 the attorney for the Company and one of its shareholders at no cost. Such arrangement is expected to continue after completion of this offering.

4.  RULE 419 REQUIREMENTS

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, be deposited into escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. As of December 31, 1996, the Company's cash balance of $52,873.20 is being held in escrow. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The Agreement(s) must include, as a condition precedent to their consumption, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments.

-7F-



Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the Company submits a signed representation to the Escrow Agent the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the Escrow Agent can release the Deposited Funds and Deposited Securities.

Accordingly, the company has entered into an escrow agreement with Atlantic Liberty Savings (the "Escrow Agent") which provides that:

          (1) The net proceeds are to be deposited into an escrow account maintained by the Trust Company of New York promptly upon receipt. The deposited proceeds and interest or dividends thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

          (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance (the "Deposited Securities") and the identity of the investors are to be included on the stock certificates or other documents evidencing the Securities. The Deposited Securities held in the escrow account are to remain as issued and are to be held for the sole benefit of the investors' who retain the voting rights, if any, with respect to the securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

          (3) Warrants, convertible securities or other derivative securities relating to securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.

-8F-

Prescribed Acquisition Criteria

     Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, the Company must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $40,000.

Post-Effective Amendment

     Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and, the use of the funds disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions;

          (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

          (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

          (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.
-9F-
          (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds ($40,000) elect to reconfirm their investment.

          (5) If a consummated acquisition(s) has not incurred by April 23, 1997, the Deposited Funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after;

     (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow Agent that:

          (a) The Company has executed an agreement for the acquisition(s) of a Business(es) for which the par value of the business represent at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds is consummated.

5.  RELATED PARTY TRANSACTIONS

Joel Schonfeld, Esq. and his associate, Andrea Weinstein, Esq., are principal shareholders of the Company. Joel Schonfeld's fee for legal services rendered in the organization of the Company and for the sale of its stock was $12,000. Mr. Schonfeld was also reimbursed $595 for incorporation and filing fees.










-10F-











Frama S.r.l.

Financial Statements

For the periods March 22, 1995 (date of inception) to December 31, 1995; and January 1, 1996 to
December 31, 1996


      Deloitte & Touche


Revisione e
organizzazione contabile  Telefono (02)
8801.1  Palazzo
Carducci
                              Telefax (02) 43.34.40
                                                          Via Olona, 2
                                                          20123 Milano, Italia


Independent Auditor's Report




FRAMA S.r.l.

We have audited the accompanying balance sheet of Frama S.r.l. for the years ended December 31, 1995 and 1996 and the related statements of income. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frama S.r.l. for the years ended December 31, 1995 and 1996, and the results of its operations for the year then ended in conformity with generally accepted accounting principles.

The Company financial statements have been prepared assuming that it will continue as a going concern. As discussed in note 10 to the financial statements the Company's inability to pay its current debts and to obtain funding sources raise substantial doubts about its ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.



Milan, February 11, 1997

FRAMA Srl
FINANCIAL STATEMENTS
FOR THE YEAR  ENDED DECEMBER 31, 1996 AND 1995
(amounts expressed in US dollar)


BALANCE SHEET


ASSETS
                                1996          1995
Current assets:
Cash and cash equivalent          476          679
Other receivable               44,718          76,599
Prepaid expenses                  327

Total current assets          45,521          77,278


Due from quotaholders                    9,465

Intangible fixed assets
Start up expenses             1,883            2,528
Trademarks                  274,753          415,772

Total intangible assets     276,636          418,300

Total assets               322,157          505,043


LIABILITIES AND EQUITY

Current liabilities:
Accounts payable          257,954          173,604
Other payable               3,132          11,358

Total current liabilities 261,086          184,962

Medium long term liabilities
Accounts payable          51,805          300,362

Medium long term liabilities     51,805          300,362

Equity:
Exchange difference reserve     -12,105          2,556
Quotaholders equity              18,930          18,930
Net income (loss)                 2,441          -1,767

Total quotaholders equity         9,266          19,719

Total liabilities and equity     322,157          505,043




FRAMA Srl
FINANCIAL STATEMENTS
FOR THE YEAR  ENDED DECEMBER 31, 1996 AND 1995
(amounts expressed in US dollar)


STATEMENT OF INCOME

                                  1996          1995

Value of production

Revenues from services          196,906          103,640

Total value of production       196,906          103,640

Production costs

Depreciation expenses          141,664          93,374
Other operating costs           52,147          12,057

Total Production costs          193,811          105,431

Operating income                  3,095          -1,791

Interest income                     0          24

Income before income taxes        3,095          -1,767

Provision for income taxes          654          0

Net income (loss)                 2,441          -1,767

        CASH FLOW STATEMENTS OF AS AT DECEMBER 31, 1996
     (Amounts expressed in US$)

     Net Income                                           2,441

     Adjustments to reconcile net income to
     net cash provided by
     operating activities:

 -  Depreciation                                       141,664
 -  Decrease (Increase) in other receivables            31,881
 -  Decrease (Increase) in due those
    quotaholders                                         9,465
 -  Decrease (Increase) in prepared
expenses                                                  (327)
 - Increase (Decrease) in accounts
payable                                              ( 164,207)
- Increase (Decrease) in other payables                 (8,226)
- Increase (Decrease) in exchange difference
reserve                                                (12,894)



   (Including previous year loss)                         203



  Cash and cash equivalents at the
 beginning of the year                                    679

 Cash and cash equivalents at the end of the
year                                                      476

     STATEMENTS OF CHANGES IN QUOTAHOLDERS' EQUITY

                    Quotaholders    Net income   Exchange    Total
                    equity          (loss)      difference
                                                reserve

Beginning balance
January 1,1996       18,930        (1,767)      2,556        19,719

Net income for 1996                2,441                      2,441

Transfer to reserve (i)           1,767           (1,767)

Exchange rate
difference                                       (12,894)  (12,894)


                   18,930         2,441         (12,105)        9,266

     (i) Transfer of loss for the year ended December 31, 1995 to reduction.
      FRAMA Srl


NOTES TO THE FINANCIAL STATEMENTS


1.ORGANIZATION

The accompanying financial statements present the financial position, results of operations of Frama Srl, a Company located in Milano, Corso Genova, 5. The Company had been established on March 22, 1995 with a quota capital of $18,930 completely subscribed, for the purpose of marketing royalties to third parties. The value of those royalties is completely linked to the Fantic Garelli S.p.A. performance, a related party.

2.BASIS OF PREPARATION

The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

     Due from quotaholders

Represents the amount still to be paid in relation to the quota capital, expressed at the face value.

     Intangible assets

Intangible assets are made up of start up costs related to Company establishment, and by trademarks.

     Start up costs are amortized over a period of five years.

The trademarks are valued at cost which is lower than the estimated market value and are amortized based on an estimated useful life of four years.

     Revenues

Represent royalties earned on the trademarks in use by Fantic Garelli S.p.A., the formal producer and distributor of the motorcycles.

     Accounts receivable and payable

     Accounts receivable and payable are stated at their face value.

     Foreign currency translation

The accounts included in the financial statements originally expressed in Italian Lira had been converted into U.S. Dollars applying the exchange rate prevailing at year end for the current assets and liabilities, the historical exchange rate for the quotaholders' equity and the year average exchange rate for the statement of income. Differences occurring from the transaction from Italian lira into US Dollars had been included in the equity reserve "exchange difference reserve."

     Income taxes

Income taxes had been determined in accordance with the prevailing fiscal Italian laws and represent the change of the year.

4.        INTANGIBLE ASSETS

      Intangible assets consist of the following:

                         Cost          Accumulated           Residual value
                                   Amortization

     Start up expenses              3,139
1,256                       1,883
     Trademarks508,535                  233,782                        274,753

     Total511,674        235,038         276,636

Start up expenses primarily consists of lawyer costs incurred in connection with the Company's establishment.

     The composition of the Trademarks is as follows:

     Garelli trademark252,410
     Fantic trademark252,410
     Acquisition costs                               3,715

     Total cost                                       508,535


     .The Garelli Trademark had been purchased by the Company on April 28, 1995 from Merchant Broker SpA (which in 1996 because Fantic Garelli S.p.A.), the formal producer and distributor of the motorcycles.

The original purchase of the trademark from the formal owner, "Gruppo Industriale Garelli S.p.A., in liquidation and in Concordato Preventivo" had been made on February 19, 1992 by Merchant Broker. The total amount paid for the trademark and the related equipment's for the motorcycles production was $408,297.
     .The Garelli Trademark is related to the Gary and Mosquito motorcycles: it had been registered under the number 528,019 (Gary) and 262,226 (Mosquito) in the international register (Organization Mondiale de la propriete intelectuelle) on June 27, 1995 and in the Italian Trademark Register under the numbers 495,828, 406,397 and 529,187 on May 24, 1995.

     .The Fantic Motor Trademark had been purchased by the formal owner "Frantic Motor in Liquidation" on March 23, 1995.
     .The Fantic Motor Trademark is related to the Fantic Motor motorcycles:

it had been registered under the number 435,034 in the international register (Organization Mondiale de la propriete intelectualle) on June 27, 1995 and in the Italian Trademark Register under the number 307,516 on May 24, 1995.


     •As far as concerns the current market value, the Company obtained an external appraisal, dated May 31, 1996 that, based on the royalties agreement and on market consideration related to the discount interest rate, establishes that the December 31st, 1995 value shown by the Company in the Financial Statement (residual historical value, net of the year amortisation) appear reasonable.
     •The value of the trademark should not be impaired according to FASB 121 since the carrying book value as of December 31, 1996 is lower than the fair market indicated in the appraisal dated May 31, 1996.
     •Furthermore, the trademarks could be licenced to third parties unrelated to Fantic Garelli S.p.A. therefore reducing the risk of total dependency from a single manufacturer in temporary financial difficulties such as Fantic Garelli S.p.A.

     •The term "turnover" refers to Sales.

The payments of the above mentioned trademarks are due in six monthly installments from September 30, 1995 through March 31, 1998. The Trademark relative to Fantic Garelli has been paid in full as of December 31, 1996.

5.ROYALTIES AGREEMENT

The Garelli and Fantic Motor Trademarks as specified in note 4, are given in use to Fantic Garelli S.p.A. based upon a royalties agreement dated April 28, 1995.

The agreement states that the Company will earn a royalty of 1.5% of the first 20 billion of revenues, and of 1% of any revenues above such amount from the subscription date for 5 years and is renewable for an additional 5 years.

An estimated minimum royalties of approximately $78,400 is expected to be received by the Company, despite the sales reached every year.

Based on such agreement the Company has recorded royalties income for the year ended December 31, 1996 of approximately $197,000, which is calculated based on the Fantic Garelli S.p.A. sales for the year ended December 31, 1996.

6.QUOTAHOLDERS EQUITY

The quota capital is represented by 30,000 quotas with a face value of 0.63 each, totaling to $18,930.

The quota capital had been entirely subscribed on March 22, 1995, date of the Company establishment in the following terms:


     QuotaholdersAmount subscribed Percentage

     Anghileri Costantino
189                                   1%
     Mandelli Silvio        2,461    13%
     Sala Marina      16,280    86%
     Total
18,930                                100%

     The formal Company Director is Sala Marina.

7.RELATED PARTIES

The following relation exist between the quotaholders of the Company and the ones of Fantic Garelli S.p.A., being the latest a related party.

     Shareholders            Amount subscribed         Percentage

     Cieffe Srl                   293,973            45%
     Sala Marina                   123,033         18.90%
     Perego Maria                   81,659         12.50%
     Mandelli Franco                81,659         12.50%
     Anghileri Costantino           32,664              5%
     V&A Service Sas                27,220         4.10%
     Pozzoli Franco                 13,065              2%

     Total                         653,273         100%


The share capital is represented by n. 1,000,000 shares with a face value of Lire 0,65 each.

The shareholders Sala Marina and Anghileri Constantino of Fantic Garelli S.p.A. own respectively 86% and 1% of Frama S.r.l.


8.OTHER RECEIVABLE

This amount primarily represents the year end receivables for VAT paid in relation to the trademarks purchases, of $43,880.


The amount can be deducted from next year's VAT payable or, in alternative, could be reimbursed by the tax authorities under Frama's request. The amount is fully recoverable.

     This amount also includes a receivable for approximately $900 from Fantic Garelli S.p.A.

9.ACCOUNTS PAYABLE

     Accounts payable consists of the following items:

     DescriptionDue within one yearDue over one yearTotal

     Trademarks                    234,345                   51,805
286,150
     Other          23,609                                   23,609

     Total        257,954             51,805             309,759

The amount paid during the year of $ 164,207 represents a compensation between the amount to be received by FRAMA S.r.l. in relation to the year royalties and the amount due to Fantic Garelli S.p.A. in connection with the trademark payment.

The Company did not yet start payment of the Fantic Motor trademark, this latest being in liquidation. The past due amount totals to $ 155,414, the amount due in 1997 is $78,931 and the amount due in 1998 $51,805.

Furthermore, according to APB 21, the estimated amount of interest at the legal rate, for the year ended December 31, 1995, would have been approximately $16,000 and for the year ended December 31, 1996, $26,000. Such amounts are being included in the depreciation expenses account. Therefore the income statements are not affected.

10.GOING CONCERN

As explained in note 9 the financial condition of the Company does not allow the payment of the Fantic Motor trademark. In addition its ability to pay its current debts is completely dependant from the performance of Fantic Garelli S.p.A., which is currently experiencing financial difficulties.

In addition if the Company experiences losses, a capital infusion will become mandatory under Italian law, and the ability of funding sources is uncertain.



Unaudited Pro Forma Condensed
                   Consolidated Financial Statements



Introduction


The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1996 and the unaudited pro forma condensed consolidated statement of operations for the year then ended, reflect the pro forma condensed consolidated financial statements of The Brian H., Corp., and Frama, Srl. giving effect to the pro forma adjustments described herein as though the merger with Frama, Srl. dated December 10, 1996 had been consummated at December 31, 1996 for the condensed consolidated balance sheet and at January 1, 1996 for the condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto and with the historical financial statements of the Brian H., Corp. as filed in its annual report on form 10-KSB and the financial statements of Frama, Srl. included elsewhere herein. See "Index to Financial Statements". The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of operating results that would have been achieved had the merger actually been consummated at January 1, 1996 and should not be construed as indicative of future operations.

Under the terms of the merger agreement, The Brian H., Corp. will issue 149,415 shares of its common stock in exchange for all of the quotaholders' equity of Frama, Srl. The transaction is being accounted for as a reverse acquisition whereby, Frama, Srl. is the acquirer for accounting purposes.

Pro Forma Condensed Consolidated Balance Sheet
                                               (unaudited)


                    The Brian H.,    Frama, Srl.
                        Corp.       (in U.S.dollars)  Adjustments  Proforma


Assets
Current:
  Cash and cash
   equivalents            $ 52,873     $    476                       $ 53,349
  Other receivables                      44,718
44,718
  Prepaid expenses                          327                            327
Other assets:
  Trademarks                            274,753                       274,753
Startup and deffered
   offering costs              595        1,883                          2,478



                          $ 53,468     $322,157               -       $375,625

Liabilities and
 Stockholders' Equity
Current:
  Accounts payable,
   current portion                     $257,954                       $257,954
  Other payables                          3,133
3,133
                                        261,087
261,087
Long-term liabilities:
  Accounts payable,
   net of current portion                51,805
51,805
                                       $312,892               -
$312,892

Stockholders' Equity:
  Common stock            $     13     $ 18,930        (1)<18,930>    $     28
                                                       (1)
15
  Additional paid-in
   capital                  53,455                     (1) 18,930       72,370
                                                       (1)<15>
  Retained earnings(deficit)    -       < 9,665>             -        <9,665>
                          $ 53,468     $  9,265              -        $ 62,733
                          $ 53,468     $322,157              -       $375,625





See accompanying notes to pro forma condensed consolidated financial statements.




Pro Forma Condensed Consolidated Statement of Operations
                                                  (unaudited)








                        The Brian H.,    Frama, Srl.
                       Corp.        (in U.S.dollars)  Adjustments  Pro forma

Revenues                  $     -      $196,906         $     -    $196,906
   Total revenues               -       196,906               -    196,906
Expenses:
  Selling, general
   and administrative                    52,147               -         52,147
  Provision for
   income taxes                             654               -            654
  Depreciation                          141,664               -        141,664
   Total expenses               -       194,465               -       194,465

Net income                $     -      $  2,441         $     -       $2,441

Net income per share                                                  $.01

Weighted average common
  share outstanding        132,500                                  (2)281,915










See accompanying notes to proforma condensed consolidated financial statements.

                            Notes Pro Forma Condensed Consolidated
                                               Financial Statements
                                                       (Unaudited)






1. To record issuance of 149,415 shares of The Brian H., Corp., common stock to acquire Frama, Srl.
As discussed in the introduction section, the acquisition was recorded as a reverse acquisition.




2. Represents the weighted average number of shares of The Brian H. Corp., plus the 149,415 shares issued to the stockholders of Frama, Srl.


3.                       $40,000.00 of the Brian H. Corp's cash balance
at                                December 31, 1996 is restricted for possible
repayment                           to all registered common shareholders, on
a pro rata                             basis, who elect not to reconfirm their
investment if                            a consummated acquisition has not
occurred by April                              23, 1997




      PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.     Indemnification of Directors and Officers

Section 757 of the Nevada Revised Statutes for Domestic and Foreign Corporations, provides for the indemnification of Brian's officers, directors and corporate employees and agents under certain circumstances as follows:

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; ADVANCEMENT OF EXPENSES. - (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsections (1) and (2) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(1) and (2) of this section. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders or (d) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion.

     (5) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     (6) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     752.1 of the statute reads as follows: A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

If a claim under the above paragraph is not paid in full by Brian within 30 days after a written claim has been received by Brian, the claimant may at anytime thereafter bring suit against Brian to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Brian will, to the fullest extend permitted by Section 757 of the Nevada Revised Statutes for Domestic and Foreign Corporations, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Brian may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Brian against any such expense, liability or loss, whether or not Brian would have the power to indemnify such person against such expense, liability or loss under the Nevada statute.
      Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered pursuant to this Reconfirmation Offer are estimated as follows:


     Securities and Exchange Commission
           Registration Fee.........................$   0
          Legal Fees................................   $30,000.00
          Accounting Fees..........................$20,000.00
          Printing and Engraving.................$ 2,500.00
          Miscellaneous.............................  $   500.00
          Transfer Agent Fee.......................$ 1,500.00
          TOTAL.....................................   $54,500.00


     Pursuant to the Acquisition Agreement, Frama shall pay for all expenses incurred in connection with the Reconfirmation Offer. In the event Frama is unable to pay such expenses, Mr. Ettore Cesaraccio, President of SGI Capital Corp., Frama's agent for process in the United States, has agreed to pay Brian's expenses.
      Item 26.  Recent Sales of Unregistered Securities


Brian issued 120,000 shares on January 26, 1995 to its initial stockholders for $18,000.

Name/Address

                              Shares
Beneficial                     of
Common                        Common          Price
Owner  (1)                    Stock
                            Purchased(2)      Paid

Barry Horowitz               20,000            $3,000
67 South Ketcham Ave.
Amityville, NY 11701

Theresa DiDato               20,000            $3,000
20 Chalmers Blvd.
Amawalk, NY 10501

B. Alicia Campos             20,000            $3,000
841 Keystone Circle
Northbrook, IL 60062

Daniel Winnick               20,000            $3,000
6500 New Horizons Blvd.
Amityville, NY 11701

Vic Weinstein                20,000            $3,000
280 Carol Close
Tarrytown, NY

Joel Schonfeld               13,334             $2,000
63 Wall Street
Suite 1801
New York, NY 11242

Andrea Weinstein             6,666                     $1,000
63 Wall Street
Suite 1801
New York, NY  11242

Total Officers               73,334                  $11,000
and Directors
(4 persons)


__________________________
     (1) May be deemed "Promoters" of Brian, as that term is defined under the Securities Act of 1933.

     (2) These Shares were sold under the exemption of Section 4(2) of the Securities Act of 1933.

Neither Brian nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.
Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

EXHIBITS


Item 27.




 2.0    Acquisition Agreement ++

 3.1   Certificate of Incorporation.*

 3.2              By-Laws.*

 4.1               Specimen Certificate of Common Stock.*

 4.6               Form of Escrow Agreement.**

 5.0               Counsel Opinion+

10.0   Royalty Agreement between Frama S.r.l. and Fantic Garelli, S.p.A.

16.0   Letter on Change in Certifying Accountant +++

24.0              Accountant's Consent to Use Opinion.

99.0          Agreement Among Management.*

99.1 Form of Cover Letter and Subscription Agreement to Accompany Prospectuses Delivered By Management.+

99.2Letter of Reconfirmation ++







*as filed with original SB-2 Registration Statement
**as filed with Amendment No. 1 to SB-2 Registration Statement
+as filed with Amendment No. 2 to SB-2 Registration Statement
++ as filed with Post-Effective Amendment No.1. to SB-2 Registration Statement +++ incorporated by reference to report on Form 8-K dated January 13, 1997


      Item 28.

UNDERTAKINGS



     The registrant undertakes:


(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Brian to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
























-This Space is Intentionally Left Blank-

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the
City of               , State of               , on          ,199



                       THE BRIAN H. CORP.
                                 (Registrant)



BY:                Daniel Wainick

                   Daniel Wainick, President



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Daniel Wainick

Daniel Wainick           DATED 3/28/97
President, Director


Theresa DiDato
Theresa DiDato               DATED3/28/97
Secretary, Director


Joel Schonfeld
Joel Schonfeld                  DATED3/28/97
Director


Barry Horowitz
Barry Horowitz              DATED3/28/97
Director